March 18, 2021
Limelight Networks Announces Improvements to Better Position the Company for Improved Growth and Profitability
Steps Align with Strategic Priorities Announced in February
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of video delivery and edge cloud access services, today announced actions that it is taking to improve execution, profitability and accelerate growth. The initiatives align with the Company’s three priorities outlined in February.
“During our year-end conference call, we shared a refined strategy to ensure our near- and long-term success that focuses on three key areas. The first is improving our core CDN business by pursuing a leadership position in proactive client performance while improving our cost structure. The actions we are announcing today are the first step, and we expect to continue to improve our growth and profitability by also expanding our core business, securing greater share of traffic and spend from existing customers while also growing our pipeline of new opportunities. Additionally, we are exploring opportunities that extend our core business. I am encouraged by the progress we have made in our first 30 days and the actions we have taken,” said Bob Lyons, President and Chief Executive Officer.
Consistent with the approach outlined on February 11, the company is taking the following steps to improve its core CDN business, specifically, client performance and operating efficiency. Limelight has:
•Implemented a simplified operating model that improves agility and productivity;
•Prioritized resources on the continuous proactive improvement of client performance; and,
•Improved organizational productivity that results in an annual cash cost savings of approximately $15 million – including a targeted workforce reduction.
The reduction has decreased the company’s workforce by approximately 16% and results in a first-quarter pre-tax cash charge of approximately $3 million related to severance, benefits and transition assistance.
“This reduction in force, while difficult, is an essential part of the disciplined planning and work we need to accomplish to capture the significant opportunity ahead of us. Our efforts to date give us confidence that we will be able to achieve 2021 adjusted EBITDA between $20 and $30 million. We will provide additional financial guidance in connection with our first quarter earnings release.
“Over the next 30 days, we will continue to intently focus on improving the business with a specific focus on improving our gross margins and growing our top line. We look forward to updating you on our progress as part of our first quarter earnings release next month,” said Lyons.
Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income (loss), capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release is as of March 18, 2021, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks, Inc. (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, visit www.limelight.com, and follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2021 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
CONTACT:
Limelight Networks, Inc.
Dan Boncel, 602 850 4810
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ